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                                                                 Ex-99.17



                           Acacia Capital Corporation


                            PART C. OTHER INFORMATION


Item 15. Indemnification

     Registrant's Bylaws, Exhibit 2 to this Registration Statement, provide that officers and directors will be indemnified by the Fund against liabilities and expenses incurred by such persons in connection with actions, suits, or proceedings arising out of their offices or duties of employment, except that no indemnification can be made to a person who has been adjudged liable of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties. In the absence of such an adjudication, the determination of eligibility for indemnification shall be made by independent counsel in a written opinion or by the vote of a majority of a quorum of directors who are neither "interested persons" of Registrant, as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, nor parties to the proceeding.

     Registrant's Articles of Incorporation also provide that Registrant may purchase and maintain liability insurance on behalf of any officer, director, employee or agent against any liabilities arising from such status. In this regard, Registrant maintains a Directors & Officers (Partners) Liability Insurance Policy with Chubb Group of Insurance Companies, 15 Mountain View Road, Warren, New Jersey 07061, providing Registrant with $5 million in directors and officers liability coverage, plus $3 million in excess directors and officers liability coverage for the independent trustees/directors only. Registrant also maintains a $9 million Investment Company Blanket Bond issued by ICI Mutual Insurance Company, P.
O. Box 730, Burlington, Vermont 05402, and an additional $5 million in excess of $9 million blanket bond with Chubb Group of Insurance Companies, 15 Mountain View Road, Warren, New Jersey 07061.

Item 16. Exhibits

         (1) Articles of Incorporation of Acacia Capital Corporation, incorporated by reference to initial Filing, dated 11/3/82, and Restated Articles of Incorporation (herewith) -- Exhibit B to the N-14 prospectus

         (2) By-laws of Acacia Capital Corporation, incorporated by reference to Pre-Effective Amendment No. 1, dated 8/10/83.

         (4) Plan of Reclassification (herewith) -- Exhibit A to the N-14 prospectus

         (6) Investment Advisory Agreement and Sub-Investment Advisory Agreements, incorporated by reference to Pre-Effective Amendment No. 30, dated April 25, 1995

         (7) Underwriting Agreement, incorporated by reference to Pre-Effective Amendment No. 30, dated April 25, 1995

         (8)        Director's Deferred Compensation Agreement (herewith)

         (9) Custody Agreement, incorporated by reference to Pre-Effective Amendment No. 1, dated 8/10/83

         (11)       Opinion and Consent of Counsel (herewith)

         (12)       Tax Opinion (herewith)

         (14)       Consent of Independent Auditors to Use of Report (herewith)

         (16)       Powers of Attorney (herewith)

         (17a)      Prospectus of Acquiring and Acquired Portfolios

         (17b)      Declaration Pursuant to Rule 24f-2


Exhibits 3, 5, 10, 13 and 15 are omitted because they are inapplicable.

Item 17. Undertakings

         Not applicable



                                     SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on behalf of the Registrant by the undersigned, thereto duly authorized in the City of Bethesda, and the State of Maryland on the 8th day of November, 1995.


                                          ACACIA CAPITAL CORPORATION




                                        By:
                                            Clifton S. Sorrell, Jr.
                                            Chairman of the Board
                                              and President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.


Signature                          Title                   Date


________                        Chairman and
                                President                11/08/95
Clifton S.
Sorrell, Jr.                   (Principal
                               Executive Officer)



                               Principal Accounting
_________                      Officer                   11/08/95
Ronald M. Wolfsheimer




_________         **           Director                  11/08/95
Charles E. Diehl


_________         **           Director                  11/08/95
Arthur James Pugh



_________         **           Director                  11/08/95
South Trimble, III



_________         **           Director                  11/08/95
Frank H. Blatz, Jr.

**Signed by Susan Walker Bender pursuant to power of attorney, attached hereto.